7700 NORTH KENDALL DRIVE, 204
                                                MIAMI, FLORIDA     33156-7578
[LOGO]  Dohan and Company                       TELEPHONE      (305) 274-1366
        Certified Public Accountant             FACSIMILE      (305) 274-1368
        A Professional Association              E-MAIL         INFO@USCPA.COM
                                                               --------------
                                                INTERNET        WWW.USCPA.COM


                               EXHIBIT 23.1
                               ------------


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


   	 We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 1999, on our audits of the financial statements of IRT Industries, Inc as of June
30, 1999 and 1998, and for the years then ended, which report in included and appears on page F-2 of the Annual Report on Form 10-KSB for the year ended June 30, 1999.


                                    /s/ Dohan and Company, P.A., CPA's

Dohan and Company, P.A., CPA's.
7700 North Kendall Drive, Suite 204
Miami, Florida 33156
February 17, 2000







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